CAAC-CAMC Loan Agmt	Page 1 of 3

PROMISSORY NOTE
$200,000
China Ascendance Management Corporation

1. PROMISE TO PAY

FOR VALUABLE CONSIDERATION RECEIVED, the undersigned, China Ascendance Acquisition Corporation (hereinafter referred to as “Maker”), hereby promises to pay to the order of China Ascendance Management Corporation, (hereinafter referred to as “Holder”), the unpaid balance of the line of credit of up to TWO HUNDRED THOUSAND UNITED STATES DOLLARS (US$200,000), which amount shall be amended from time to time by mutual consent, together with interest thereon, Jan. 18, 2008 at an interest rate of zero percent per annum.

2. LINE OF CREIDT & REPAYMENT

Holder shall provide a line of credit of up to $200,000 (“LOC”) to Maker. The LOC shall be drawn by Maker any time with one (1) day’s notice solely for the funding of Maker’s developmental expenses leading to an Initial Public Offering (“IPO”).

Maker shall repay any and all outstanding balance of the LOC at the earlier of June 1, 2008 or the closing of Maker’s IPO (“Maturity Date”) by wire transfer in United States dollars to Holder’s designated bank account.

3. DEFAULT PENALTY

If Maker shall default in the payment of any unpaid balance of the LOC by the Maturity Date, Holder shall have the right to access a monthly penalty fee of 10% on any outstanding balance.

4. PREPAYMENT

Maker shall have the right to prepay this Note in whole or part, at any time and from time to time, prior to the Maturing Date hereof without any prepayment penalty.

5. ATTORNEY'S FEES

If any party hereto incurs any legal fees, whether or not legal action is instituted, to enforce the terms of this Note or to recover damages or injunctive relief of this Note it is agreed that the successful or prevailing parties shall be entitled to reasonable attorney's fees, expert witness fees and other costs, in addition to any other relief to which it or they may be entitled.

CAAC-CAMC Loan Agmt	Page 2 of 3

6. GOVERNING LAW AND JURISDICTION

All parties expressly agree that this Note shall be governed by, and construed according to, the laws of Cayman Islands, and all parties further agree to voluntarily submit to its jurisdiction in the event it becomes necessary to initiate and pursue civil litigation over any of the terms contained herein.

7. CONSTRUCTION

In the event that this Note shall require the payment of interest in excess of the maximum amount permissible under applicable law, then Maker' obligations hereunder shall, automatically and retroactively, be deemed reduced to the highest maximum amount permissible under applicable law.

It is agreed by all parties hereto that time is of the essence of this Note. It is further agreed by all parties hereto that the rights and remedies of Holder, as provided in this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together.

8. MODIFICATION

Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by Maker and Holder

9. WAIVER

Maker expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker and endorsers hereof No delay or omission on the part of Holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

10. INTEGRATION

This Note is intended to be the final and complete agreement between the parties as it relates to Maker's obligation to repay the unpaid balance of the principal sum owed, and any prior or contemporaneous agreements between the parties, whether oral or written shall not survive this Agreement.

11. SEVERABILITY

Should any provision or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by that holding.

CAAC-CAMC Loan Agmt	Page 3 of 3

12. BINDING ON HEIRS

Whenever used herein, the words, "Maker" and "Holder", shall be deemed to include their respective heirs, personal representatives, and successors and assigns.

13. EFFECT OF HEADINGS

The subject headings of the Sections and Subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year herein mentioned.

Executed in Beijing, China on June 1, 2007.

MAKER:

/s/ Bill Ping Du
Bill Ping Du
Chief Executive Officer
China Ascendance Acquisition Corporation

Acknowledgment of, and agreement to, terms and conditions:

HOLDER:

/s/ Matthew Hayden
Matthew Hayden
Chairman
China Ascendance Management Corporation